UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 28, 2021

MIMEDX GROUP, INC.

(Exact name of registrant as specified in charter)

Florida	001-35887	26-2792552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct., NE, Marietta GA 30062

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (770) 651-9100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MDXG	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Important Cautionary Statement

This press release includes forward-looking statements. Statements regarding: (i) planned responses to the end of enforcement discretion; (ii) planned engagement with the FDA regarding potential extension to enforcement discretion; (iii) estimated 2021 impact to net sales; (iv) the Company’s plans to review and analyze the results of its plantar fasciitis, Achilles tendonitis, and knee osteoarthritis clinical trials, and to announce top-line data from the plantar fasciitis, Achilles tendonitis, and knee osteoarthritis clinical trials in Q3 2021; (v) plans for meetings with the FDA, and planned submissions to the FDA, and their timing; and (vi) the effectiveness of amniotic tissue as a therapy for any particular indication or condition. Additional forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “potential,” “will,” “preliminary,” and similar expressions, and are based on management’s current beliefs and expectations.

Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: (i) notwithstanding the FDA’s statement today, there remain a number of uncertainties regarding the application of the FDA’s regulations to the Company’s products and practices, and the Company may adjust its plans to comply with FDA’s requirements; (ii) there can be no assurance that the FDA will further extend enforcement discretion to cover products that have a regulatory approval pending, nor can there be any assurance that the Company will even be able to engage with the FDA on the subject; (iii) the Company’s estimate of the impact of enforcement discretion assumes that the Company is able to sell its products through May 31, 2021, and that the Company may continue to sell its cord products thereafter; (iv) the Company may change its plans due to unforeseen circumstances, and delay or alter the timeline for future trials, analyses, or public announcements; (v) generally any meeting with the FDA depends on successful clinical trial results and the availability of such a meeting and its timing is outside of the Company’s control; and (vi) the results of a clinical trial or trials may have little or no statistical value, or may fail to demonstrate that the product is safe or effective. The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and the Company assumes no obligation to update any forward-looking statement.

Item 2.02 Results of Operations and Financial Condition.

Item 7.01 Regulation FD.

On April 28, 2021, MiMedx Group Inc., (the “Company”) issued a press release (the “10-Q Press Release”) announcing the filing of its quarterly report on Form 10-Q for the period ended March 31, 2021. The 10-Q Press Release also includes certain information regarding the Company’s financial results for the period ended March 31, 2021.

A copy of the 10-Q Press Release is attached hereto as Exhibit 99.1 and is incorporated herein for reference. The foregoing information is furnished pursuant to Item 2.02, “Results of Operations and Financial Condition,” and Item 7.01, “Regulation FD.” Consequently, it is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section. It may only be incorporated by reference into another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K. All information in the news release and presentation materials speak as of the date thereof and the Registrant does not assume any obligation to update said information in the future. In addition, the Registrant disclaims any inference regarding the materiality of such information which otherwise may arise as a result of its furnishing such information under Item 2.02 or Item 7.01 of this report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated April 28, 2021

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Exchange Act, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Date: April 28, 2021	By:	/s/ Peter M. Carlson
Peter M. Carlson Chief Financial Officer